 Exhibit 99.1

Issuer Direct Reports Second Quarter Financial Results

Platform and Technology revenue increases 51% year over year and 21% sequentially

MORRISVILLE, NC / ACCESSWIRE / August 3, 2017 / Issuer Direct Corporation (NYSE MKT: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended June 30, 2017. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

Second Quarter 2017 Financial Highlights:

●
Revenue was $3,443,000, up 10% from $3,134,000 in Q2 2016 and 21% from $2,856,000 in Q1 2017.
●
Platform and Technology revenue increased 51% from Q2 2016 and 21% from Q1 2017.
●
Gross margin of 74% was consistent with Q2 2016 and Q1 2017.
●
GAAP earnings per diluted share was $0.16 compared to $0.12 in Q2 2016 and $0.11 in Q1 2017.
●
The Company generated cash flows from operations of $810,000 compared to $985,000 in Q2 2016 and $647,000 in Q1 2017.
●
On July 7, 2017, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per share, marking the eighth straight quarter of paying dividends.

Customer Count Metrics:

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The Company had 1,854 Platform and Technology customers during the second quarter of 2017 compared to 1,644 during Q2 2016 and 1,761 during Q1 2017.
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The Company had 550 Services customers during the second quarter of 2017 compared to 622 during Q2 2016 and 517 during Q1 2016.

Brian Balbirnie, CEO of Issuer Direct, commented, “I am pleased to report Issuer Direct’s second quarter results which reflect strong top and bottom line financial strength. Specifically, our Platform and Technology business saw revenues up 21% sequentially and 51% year over year. For the second straight quarter our Platform and Technology business accounted for almost half of our overall revenues and achieved incremental margin growth from 83% to 84% for the period. Cash flow from operations remained strong, resulting in $6.1 million in cash at the end of the quarter, compared to $5.6 million at the end of Q1. We have also maintained our history of paying a quarterly cash dividend.”

“We believe we are on track and focused on creating an even stronger company for years to come. To help fuel our profitable growth ambitions, we will continue to strategically hire key personnel and further execute on our partnerships globally," said Brian Balbirnie.

Financial Results for the Second Quarter ended June 30, 2017:

Total revenue for the second quarter of 2017 was $3,443,000, compared to $3,134,000 for the same period of 2016.

Platform and Technology revenue increased $577,000, or 51%, during the second quarter of 2017 as compared to the second quarter of 2016. The increase is primarily due to an increase in revenue from our ACCESSWIRE® platform, as we continue to penetrate the newswire market. We also achieved increases in revenue from increased licensing of most of our other Platform id.TM cloud-based products.

Services revenue decreased $268,000, or 13%, during the second quarter of 2017, as compared to the same period of 2016. A majority of the decrease is related to the continued customer attrition we experienced in our ARS business as companies elect to leave the service or transition to electronic delivery. We also experienced decline in our compliance services business as the market continues to become commoditized.

Gross margin for the second quarter of 2017 was $2,534,000, or 74% of total revenue, compared to $2,310,000, or 74% of revenue in the second quarter of 2016. It is anticipated that we will be able to maintain gross margin percentages above the historical 70%, as we continue our transition to a platform first engagement.

Operating income was $733,000 for the three months ended June 30, 2017, as compared to operating income of $466,000 during the same period of the prior year. The increase is primarily attributable to the increase in revenue for the period.

On a GAAP basis, we generated net income of $493,000, or $0.16 per diluted share during the three months ended June 30, 2017, compared to $357,000, or $0.12 per diluted share during the three months ended June 30, 2016.

Second quarter EBITDA was $901,000 or 26% of revenue, compared to $878,000, or 28%, during the second quarter of 2016. Non-GAAP net income was $590,000, or $0.20 per diluted share, compared to $577,000, or $0.20 per diluted share during the second quarter of 2016. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, unusual, non-recurring gains, impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Financial Results for the six months ended June 30, 2017:

Total revenue was $6,298,000 for the six months ended June 30, 2017, compared to $6,411,000 for the six months ended June 30, 2016. Included in revenue for the six months ended June 30, 2016, was $316,000 related to the reversal of an accrual for unused postage credits related to ARS customers acquired from PrecisionIR.

Platform and Technology revenue increased $1,045,000, or 50%, during the six months ended June 30, 2017, as compared to the same period of 2016. As noted earlier, the increase is primarily due to an increase in revenue from our ACCESSWIRE® platform, as well as increased licensing of most of our other Platform id. cloud-based products.

Services revenue decreased $1,158,000, or 27%, during the six months ended June 30, 2017, as compared to the same period of 2016. Included in revenue for the six months ended June 30, 2016, is a one-time benefit related to the reversal of an accrual for unused postage credits noted above. Additionally, we continue to experience customer attrition in the ARS business as customers elect to leave the service, as well as, in our compliance services business due to pricing pressure.

Gross margin for the six months ended June 30, 2017, was $4,643,000, or 74% of total revenue, compared to $4,817,000, or 75% gross margin in the first six months of 2016. Absent the one-time benefit noted earlier, gross margin as a percentage of revenue would have been 74% for the six months ended June 30, 2016.

Operating income was $1,107,000 for the six months ended June 30, 2017, as compared to operating income of $1,156,000 during the same period of the prior year.

On a GAAP basis, we generated net income of $817,000, or $0.27 per diluted share during the six months ended June 30, 2017, compared to $850,000, or $0.29 per diluted share during the six months ended June 30, 2016.

EBITDA for the six months ended June 30, 2017, was $1,429,000 or 23% of revenue, compared to $1,875,000, or 29%, during the same period of 2016. Non-GAAP net income was $995,000, or $0.33 per diluted share, compared to $1,105,000, or $0.38 per diluted share during the six months ended June 30, 2016. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, unusual, non-recurring gains, impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items, such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

($ in ‘000’s)

	Three Months ended June 30,
	2017	2016
	Amount	Amount

Net income:	$493	$357
Adjustments:
Depreciation and amortization	185	330
Interest income	(1)	(1)
Income tax expense	224	192
EBITDA:	$901	$878

	Six Months ended June 30,
	2017	2016
	Amount	Amount

Net income:	$817	$850
Adjustments:
Depreciation and amortization	350	637
Interest income	(2)	(2)
Income tax expense	264	390
EBITDA:	$1,429	$1,875

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

	Three Months ended June 30,
	2017		2016
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$493	$0.16	$357	$0.12
Adjustments:
Amortization of intangible assets (1)	83	0.02	257	0.09
Stock-based compensation (2)	114	0.04	170	0.06
Unusual, non-recurring gains (3)	18	0.01	(82)	(0.03)
Tax impact of adjustments (4)	(73)	(0.02)	(107)	(0.03)
Impact of discrete items impacting income tax expense (5)	(45)	(0.01)	(18)	(0.01)
Non-GAAP net income:	$590	$0.20	$577	$0.20

	Six Months ended June 30,
	2017		2016
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$817	$0.27	$850	$0.29
Adjustments:
Amortization of intangible assets (1)	166	0.05	516	0.18
Stock-based compensation (2)	260	0.09	337	0.12
Unusual, non-recurring gains (3)	28	0.01	(398)	(0.14)
Tax impact of adjustments (4)	(154)	(0.05)	(141)	(0.05)
Impact of discrete items impacting income tax expense (5)	(122)	(0.04)	(59)	(0.02)
Non-GAAP net income:	$995	$0.33	$1,105	$0.38

(1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

(2)
The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

(3)
The adjustment removes gains or losses during the period that are unusual, non-recurring or infrequent in nature and don’t relate to the core business of the Company. For the three and six months ended June 30, 2017, these losses include a loss on the change in fair value of stock received, in lieu of cash, related to the settlement of a receivable. For the three and six months ended June 30, 2016, these gains include a gain on the change in fair value of stock noted above and the reversal of an accrual related to unused postage credits related to ARS customers acquired during the acquisition or PrecisionIR.

(4)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the Federal rate of 34%.

(5)
The adjustment eliminates the income tax benefit of discrete items impacting income tax expense. For the three and six months ended June 30, 2017, this related to the excess stock-based compensation tax benefit recognized in income tax expense during the period, in connection with the Company’s adoption of ASU 2016-09. During the three and six months ended June 30, 2016, this related to the reversal of a valuation allowance established for net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information

To participate in this event dial approximately 5 to 10 minutes before the beginning of the call.

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Date, Time: August 3, 2017, 4:30PM ET
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Toll free: 866.682.6100
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International: 862.255.5401
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Live Webcast: https://www.investornetwork.com/company/816

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on August 31, 2017.

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Toll free: 877.481.4010
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International: 919.882.2331
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Reference ID: 18944
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Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications  and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,000 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov/.

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2017	2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$6,125	$5,339
Accounts receivable (net of allowance for doubtful accounts of $432 and $429, respectively)	1,334	1,300
Other current assets	358	189
Total current assets	7,817	6,828
Capitalized software (net of accumulated amortization of $353 and $207, respectively)	2,582	2,048
Fixed assets (net of accumulated amortization of $355 and $318, respectively)	173	204
Deferred income tax asset	137	141
Other long-term assets	20	18
Goodwill	2,242	2,242
Intangible assets (net of accumulated amortization of $3,490 and $3,324, respectively)	1,214	1,380
Total assets	$14,185	$12,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$643	$344
Accrued expenses	601	806
Income taxes payable	84	112
Deferred revenue	1,040	843
Total current liabilities	2,368	2,105
Deferred income tax liability	54	66
Other long-term liabilities	95	112
Total liabilities	2,517	2,283
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 and 30,000,000 shares authorized, no shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.	-	-
Common stock $0.001 par value, 20,000,000 and 100,000,000 shares authorized, 2,954,092 and 2,860,944 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.	3	3
Additional paid-in capital	9,650	9,120
Other accumulated comprehensive loss	(2)	(36)
Retained earnings	2,017	1,491
Total stockholders' equity	11,668	10,578
Total liabilities and stockholders’ equity	14,185	$12,861

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

Revenues	$3,443	$3,134	$6,298	$6,411
Cost of revenues	909	824	1,655	1,594
Gross profit	2,534	2,310	4,643	4,817
Operating costs and expenses:
General and administrative	855	800	1,767	1,642
Sales and marketing expenses	714	672	1,307	1,296
Product development	129	90	254	159
Depreciation and amortization	103	282	208	564
Total operating costs and expenses	1,801	1,844	3,536	3,661
Operating income	733	466	1,107	1,156
Other income (expense)	(16)	83	(26)	84
Income before taxes	717	549	1,081	1,240
Income tax expense	224	192	264	390
Net income	$493	$357	$817	$850
Income per share – basic	$0.17	$0.13	$0.28	$0.30
Income per share – fully diluted	$0.16	$0.12	$0.27	$0.29
Weighted average number of common shares outstanding – basic	2,940	2,795	2,920	2,792
Weighted average number of common shares outstanding – fully diluted	3,021	2,918	3,002	2,888

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

Net income	$493	$357	$817	$850
Foreign currency translation adjustment	27	2	34	13
Comprehensive income	$520	$359	$851	$863

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2017	2016
Cash flows from operating activities:
Net income	$817	$850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	350	637
Bad debt expense	87	88
Deferred income taxes	(5)	75
Stock-based compensation expense	260	337
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(116)	(133)
Decrease (increase) in deposits and prepaid assets	(171)	(151)
Increase (decrease) in accounts payable	293	(80)
Increase (decrease) in accrued expenses	(255)	(343)
Increase (decrease) in deferred revenue	197	206
Net cash provided by operating activities	1,457	1,486

Cash flows from investing activities:
Capitalized software	(624)	(518)
Purchase of fixed assets	(6)	(45)
Net cash used in investing activities	(630)	(563)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	214	32
Payment of dividend	(291)	(167)
Net cash used in financing activities	(77)	(135)

Net change in cash	750	788
Cash – beginning	5,339	4,215
Currency translation adjustment	36	(13)
Cash – ending	$6,125	$4,990

Supplemental disclosures:
Cash paid for income taxes	$437	$263
Non-cash activities:
Stock-based compensation - capitalized software	$56	$268

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation